UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 23, 2010

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 S. Center Street

                  Redlands, CA 92373

(Address of principal executive offices)

646 W. Highland Avenue

                                   Redlands, CA  92373

(former name or former address, if changed since last report)

909-708-4303

(Registrant’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 5.01 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2010, Michael T. Ryan  resigned as Chief Financial Officer of Kensington Leasing, Ltd. (the “Company”).  Mr. Ryan will remain a Director of the Company.  Mr. Ryan’s resignation is not because of any disagreement with the Company on any matter relating to its operations, policies or practices.

On June 23, 2010, Landre Malone resigned as Corporate Secretary of the Company.

Also, on June 23, 2010, Charlotte Hopkins was appointed as President of the Company and Trisha Malone was appointed as Chief Financial Officer and Corporate Secretary of the Company.

Charlotte Hopkins.  Prior to her appointment with the Company, Ms. Hopkins, age 40, was at Web.com (NASDAQ: WWWW) in Business Development for eleven years. Web.com offers a variety of integrated online tools and services including website design and web publishing, web hosting, business email, domain name registration, web marketing and ecommerce services specifically designed for small business owners.   At Web.com, Ms. Hopkins developed and managed many partnerships of Web.com, including partnerships with Discover and First Data Corporation. Ms. Hopkins has an undergraduate degree from Carroll University.

Trisha Malone.  Ms. Malone, age 35, has more than 17 years of experience working in finance and accounting.  Ms. Malone has been self employed as an independent accounting consultant for the past three years and is presently consulting as Corporate Controller for several private companies.   She is also presently the CEO of USD Energy Corp. (OTCBB:  UEGY), an energy development company. Ms. Malone served as the Corporate Controller for Lenco Mobile Inc. (Pink Sheets: LNCM), which operates in the high growth mobile marketing and Internet sectors, from 2007 to 2009 and as Corporate Secretary for the company until June 2010.  From 2006 to 2008, Ms. Malone was the Corporate Controller for Satellite Security Corporation  (later renamed Mobicom Corporation (Pink Sheets:  MBIC)), a developer of satellite systems for the marine industry.  She has an extensive background in all aspects of corporate finance including financial reporting and forecasting as well as mergers and acquisitions.  Ms. Malone has a degree in Business Administration from Grossmont College.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 23, 2010, the Company’s Board of Directors also adopted an amendment to the Bylaws for the Company.  The amendment adds Article XII to the Bylaws to provide details regarding the Company’s right to indemnify its directors, officers and other agents against judgments, settlements and other expenses incurred by them in connection with their service to the Company.  The new provisions specify the circumstances under which a person shall be indemnified by the Company, the type of expenses against which a person my be indemnified, and the processes by which a determination may be made that indemnification by the Company of the director, officer, employee, or agent is proper in the circumstances.  Additionally, these new provisions allow the Board of Directors, by a majority vote of a quorum of the Board, to authorize the Corporation to purchase insurance on behalf of any director, officer, employee or agent against any liability against him, whether or not the Company would have the power to indemnify him against such liability.

The preceding discussion is qualified in its entirety by the full text of the amendment to the bylaws of the Company that is included as Exhibits 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

Exhibit Number 3.1	Description Amendment to the Bylaws of Kensington Leasing, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2010	KENSINGTON LEASING, LTD.
__/s/ Angelique de Maison_______ Angelique de Maison Chief Executive Officer

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